UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2022
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Agreement.

On January 14, 2022, EPR Properties (the "Company") entered into a Fourth Amendment to Note Purchase Agreement (the "Fourth Amendment") relating to the Note Purchase Agreement, dated August 1, 2016 (the "Original Note Purchase Agreement"), as amended by a First Amendment to Note Purchase Agreement dated as of September 27, 2017, a Second Amendment to Note Purchase Agreement dated as of June 29, 2020 (the "Second Amendment"), and a Third Amendment to Note Purchase Agreement dated as of December 24, 2020 (the "Third Amendment", and together with the Original Note Purchase Agreement, as further amended, supplemented or otherwise modified prior to the Fourth Amendment, the "Existing Note Purchase Agreement"), among the Company and certain institutional investors party thereto. The Existing Note Purchase Agreement and Fourth Amendment govern the terms of the Company's outstanding 4.35% Series A Notes due 2024 and its 4.56% Series B Notes due 2026 (collectively, the "Private Placement Bonds"). The Company and the institutional investors entered into the Fourth Amendment to, among other things: (i) amend certain financial and other covenants and provisions in the Existing Note Purchase Agreement to conform generally to the changes beneficial to the Company in the corresponding covenants and provisions contained in the Company's new Third Amended, Restated and Consolidated Credit Agreement, dated October 6, 2021 (the "Credit Agreement"), with KeyBank National Association, as administrative agent, and the other agents and lenders party thereto; and (ii) amend certain financial and other covenants and provisions in the Existing Note Purchase Agreement to reflect the prior termination of the Covenant Relief Period (as such term is defined in the Existing Note Purchase Agreement) and removal of related provisions. The Existing Note Purchase Agreement, as amended by the Fourth Amendment, is referred to herein as the "Amended Note Purchase Agreement". Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended Note Purchase Agreement.

The Amended Note Purchase Agreement amends the Existing Note Purchase Agreement to, among other things:

•Conform certain financial and other covenants and provisions to the changes made in the Credit Agreement that are beneficial to the Company, including revising the Eligible Real Estate categories and related valuation methods, revising the definition of Eligible Subsidiary to permit the Company's use of an UPREIT structure for property acquisitions, and revising the definition of Permitted Liens to permit liens on properties to secure payment-in-lieu-of-taxes obligations.

•Reflect the termination of the Covenant Relief Period and removal of related provisions, including removing provisions requiring springing equity pledges and mortgages with respect to Unencumbered Properties upon certain specified events, removing the increased interest rate payable during the Covenant Relief Period, removing the covenant requiring the Company to make a pro rata prepayment offer for the Private Placement Bonds upon certain transactions, removing the modification to the maximum secured debt to total asset value covenant applicable during the Covenant Relief Period, removing the minimum liquidity covenant, and removing specified operational and other financial covenants applicable during the Covenant Relief Period. As previously disclosed, the Company terminated the Covenant Relief Period in July 2021, at which time these provisions were no longer applicable to the Company.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Fourth Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2021.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 3.03.    Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: January 14, 2022